PARKER, MILLIKEN, CLARK, O'HARA & SAMUELIAN
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                        333 SOUTH HOPE STREET, 27TH FLOOR
                       LOS ANGELES, CALIFORNIA 90071-1488
                            TELEPHONE (213) 683-6500




                                 March 25, 1999




First Investors Management Company, Inc.
95 Wall Street
New York, NY  10005

            Re:  FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND


Dear Sirs:

            We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.



                                    Very truly yours,

                                    PARKER, MILLIKEN, CLARK,
                                        O'HARA & SAMUELIAN

                                    By: /s/ Christopher P. O'Connell
                                        -----------------------------
                                        Christopher P. O'Connell